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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Avalon Bay Communities, Inc. on Form S-8 (File No. 333-16837), Form S-8 (File No. 333-56089), Form S-3 (File No. 333-16647), Form S-3 (File
No. 333-15407) and Form S-3 (File No. 333-41511) of our report dated August 5, 1998 appearing on page 5 of this Form 8-K.


/s/ PRICEWATERHOUSECOOPERS LLP



August 5, 1998
Washington, D. C.